N       E     W      S        R      E       L       E      A       S       E

Contact: Robert C. Weiner

Vice President, Investor Relations

904-332-3287

PSS WORLD MEDICAL REPORTS RESULTS FOR FISCAL 2006 THIRD QUARTER

Company raises GAAP EPS growth goal to 28% - 30% for Fiscal Year 2006,

including FY2006 fourth quarter EPS goal of $0.18 - $0.19

Fiscal 2006 Third Quarter Highlights:

•	Consolidated income from continuing operations of $0.19 per diluted share
•	Consolidated income from operations growth of 34.7%
•	Consolidated pre-tax income from continuing operations growth of 40.2% to $19.5 million
•	Consolidated cash flow from operations of $15.8 million
•	Consolidated year-to-date EBITDA of $69.2 million, an increase of 20.1%
•	Consolidated net sales growth of 12.2%, or same day sales growth of 10.4%
o	Physician Business net sales growth of 19.1%, or same day sales growth of 17.2%
•	Acquisition of Clinical Support Services, Inc.

Jacksonville, Florida (January 25, 2006) – PSS World Medical, Inc. (NASDAQ/NM:PSSI) announced today its results for the fiscal 2006 third quarter and nine months ended December 30, 2005.

David A. Smith, President and Chief Executive Officer, commented, “We are revising our fiscal year 2006 earnings per share goal to 28% - 30% growth versus our original goal of 20%. Positive traction and performance on strategic plan objectives have offset environmental issues and provided us better than expected earnings and cash flow momentum.”

“Our team stayed focused on the needs of our customer in spite of distractions from hurricanes, fuel cost instability and customer ownership changes. The Company’s EBITDA and cash flow results are evidence of their resolve and ability to execute our strategic plan.”

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “In our fiscal third quarter, the Company continued its track record of leveraging revenue growth, with operating earnings growing three times faster than revenues. The SAS acquisition we completed last quarter contributed approximately $12 million of revenues to the Physician Business in the quarter, and we also completed a smaller acquisition of a Part B company, Clinical Support Services, Inc., in southern California that will expand our capabilities in that geography.”

“Cash flow from operations was once again very strong in the quarter, despite investments in inventory to stock more globally –sourced products. Year-to-date cash flow from operations of $51.5 million exceed our original full-year guidance of $43-$47 million, and reduced our borrowings and related interest expense significantly, in addition to funding the two acquisitions we’ve completed this year.”

“This quarter’s effective tax rate benefited from market gains in the underlying assets that fund our deferred compensation programs,”, concluded Mr. Bronson.”

Net sales for the three months ended December 30, 2005, were $ 423.8 million, an increase of 12.2%, compared with net sales of $377.8 million for the three months ended December 31, 2004. Net sales for the three months ended December 30, 2005 for the Physician Business increased by 19.1% (17.2% same day sales growth) and decreased by 0.5% (2.1% same day sales decrease) for the Elder Care Business. The Company noted that it had one more sales day in the third quarter of fiscal year 2006 compared with the third quarter of fiscal year 2005. Income from continuing operations for the three months ended December 30, 2005 was $ 12.4 million, or $0.19 per diluted share, compared with income from continuing operations for the three months ended December 31, 2004, of $14.4 million, or $0.22 per diluted share, which included a tax benefit, related to an I.R.S. audit settlement, of $5.6 million or approximately $0.09 per diluted share.

Net sales for the nine months ended December 30, 2005 were $ 1.2 billion, an increase of 11.6%, compared with net sales of $1.1 billion for the nine months ended December 31, 2004. Net sales for the nine months ended December 30, 2005 for the Physician Business increased by 14.1% (13.5% same day sales growth) and increased by 6.9% (6.3% same day sales growth) for the Elder Care Business. The Company noted that it had one more sales day in the nine-month period of fiscal year 2006 compared with the nine-month period of fiscal year 2005. Income from continuing operations during the nine months ended December 30, 2005, was $31.3 million, or $0.47 per diluted share, compared with income from continuing operations for the nine months ended December 31, 2004, of $29.1 million, or $0.44 per diluted share, which included a one-time tax benefit of $5.6 million or approximately $0.09 per diluted share.

A listen-only simulcast and 90-day replay of PSS World Medical’s fiscal third quarter 2006 conference call can be found in the Investor Relations section of the Company’s website, www.pssworldmedical.com, under the heading “investor events,” or www.earnings.com on January 26, 2006, beginning at 8:30 a.m. Eastern time.

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Company’s website at www.pssworldmedical.com, and selecting “Investor Relations” and “Additional Financial Information.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS, revenue, operating incomes and operating margins for continuing operations and discontinued operations for both the consolidated company and for each of its businesses in fiscal year 2006; the expected operational cash flow in fiscal year 2006 and in fiscal years 2007 - 2008; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; expected flu vaccine sales during fiscal year 2006; and expected sales growth from durable medical equipment, housekeeping, revenues derived from home care and assisted living customers, our expectations for revenue, operating income, operating margin, cash flow from operations and earnings per share for fiscal year 2006, and in fiscal years 2007 - 2008, as well as other expectations of growth and financial and operational performance. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our vendors; our reliance on a limited number of elder care customers; the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

END

PSS WORLD MEDICAL, INC.

Unaudited Consolidated Statements of Operations

(In millions, except per share and share data)

	Three Months Ended		Nine Months Ended
	Dec. 30, 2005	Dec. 31, 2004	Dec. 30, 2005	Dec. 31, 2004

Net sales	$423.8	$377.8	$1,196.7	$1,072.5
Cost of goods sold	303.7	268.6	853.8	762.2

Gross profit	120.1	109.2	342.9	310.3
General and administrative expenses	72.0	68.8	211.7	194.1
Selling expenses	27.5	25.1	79.5	73.2

Income from operations	20.6	15.3	51.7	43.0

Other (expense) income:
Interest expense	(1.6)	(1.7)	(4.4)	(5.5)
Interest and investment income	0.1	--	0.3	0.2
Other income	0.4	0.3	2.6	1.0

	(1.1)	(1.4)	(1.5)	(4.3)

Income from continuing operations before
provision for income taxes	19.5	13.9	50.2	38.7
Provision (benefit) for income taxes	7.1	(0.5)	18.9	9.6

Income from continuing operations	12.4	14.4	31.3	29.1
Income (loss) on disposal of discontinued operations
(net of income tax benefits of $0.8 and $1.8, respectively)	--	1.3	--	(0.4)

Net income	$12.4	$15.7	$31.3	$28.7

Earnings per share - Basic:
Income from continuing operations	$0.19	$0.22	$0.48	$0.45
Income (loss) on disposal of discontinued operations	--	0.02	--	(0.01)

Net income	$0.19	$0.24	$0.48	$0.44

Earnings per share - Diluted:
Income from continuing operations	$0.19	$0.22	$0.47	$0.44
Income on disposal of discontinued operations	--	0.02	--	--

Net income	$0.19	$0.24	$0.47	$0.44

Weighted average shares (in thousands):
Basic	65,779	64,305	65,344	64,505
Diluted	66,931	65,366	66,469	65,533

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Balance Sheets

(In millions, except per share and share data)

	Dec. 30, 2005	April 1, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$26.7	$17.9
Accounts receivable, net	207.7	217.3
Inventories	164.8	134.1
Deferred tax assets	14.3	29.0
Prepaid expenses and other	27.9	19.5

Total current assets	441.4	417.8

Property and equipment, net	86.4	81.1

Other Assets:
Goodwill and intangibles, net	140.9	107.5
Deferred tax assets	1.3	0.8
Other	52.3	39.1

Total assets	$722.3	$646.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$139.0	$109.6
Accrued expenses	30.4	44.9
Current portion of long-term debt	25.8	25.0
Other	11.8	9.7

Total current liabilities	207.0	189.2
Long-term debt, excluding current portion	151.0	150.0
Other	43.5	30.3

Total liabilities	401.5	369.5

Shareholders' Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized,
no shares issued and outstanding	--	--
Common stock, $0.01 par value; 150,000,000 shares authorized,
66,309,463 and 64,961,682 shares issued and outstanding
at December 30, 2005 and April 1, 2005, respectively	0.7	0.7
Additional paid-in capital	306.3	292.2
Accumulated earnings (deficit)	16.7	(14.6)
Unearned compensation	(3.0)	(1.7)
Accumulated other comprehensive income	0.1	0.2

Total shareholders' equity	320.8	276.8

Total liabilities and shareholders' equity	$722.3	$646.3

PSS WORLD MEDICAL, INC.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended		Nine Months Ended
	Dec. 30, 2005	Dec. 31, 2004	Dec. 30, 2005	Dec. 31, 2004
Cash Flows From Operating Activities:
Net income	$12.4	$15.7	$31.3	$28.7
Adjustments to reconcile net income to
net cash provided by (used in) operating activities:
(Income) loss on disposal of discontinued operations	--	(1.3)	--	0.4
Provision for deferred income taxes	7.1	5.1	18.9	15.3
Depreciation	3.7	3.7	10.5	10.6
Amortization of intangible assets	1.7	1.3	4.4	3.0
Provision for doubtful accounts	1.2	1.6	5.0	4.6
Noncash compensation expense	0.6	0.2	1.2	0.4
Amortization of debt issuance costs	0.4	0.4	1.1	1.5
Provision for deferred compensation	0.1	0.2	0.8	0.7
Loss on sale of property and equipment	0.1	0.1	0.3	0.2
Provision for notes receivable	--	--	(3.2)	--
Other	(0.2)	--	(2.4)	--
Changes in operating assets and liabilities, net of effects
from business combination:
Accounts receivable, net	4.6	(5.5)	6.1	(17.5)
Inventories	(28.3)	(30.8)	(26.7)	(44.3)
Prepaid expenses and other current assets	(3.8)	(4.1)	(4.4)	(5.4)
Other assets	(6.2)	(3.9)	(13.4)	(7.7)
Accounts payable	20.0	16.1	25.4	30.6
Accrued expenses and other liabilities	2.4	(2.1)	(3.4)	1.2

Net cash provided by (used in) operating activities	15.8	(3.3)	51.5	22.3

Cash Flows From Investing Activities:
Capital expenditures	(3.3)	(6.9)	(12.4)	(17.7)
Payments for business combinations, net of cash acquired	(3.3)	(20.4)	(38.1)	(22.2)
Payments for nonsolicitation agreements	(0.5)	(3.2)	(2.6)	(6.1)
Payments for signing bonuses	(0.2)	--	(0.2)	--
Payment of transaction and settlement
costs for sale of Imaging Business	--	--	--	(4.8)
Payments for noncompetition agreements	--	(0.1)	--	(0.6)
Other	0.2	--	2.0	--

Net cash used in investing activities	(7.1)	(30.6)	(51.3)	(51.4)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	2.6	2.0	8.9	3.8
Net (payments) proceeds under revolving line of credit	(2.0)	--	0.2	(10.0)
Payments under capital lease obligations	(0.1)	--	(0.2)	--
Proceeds from note receivable	--	--	0.3	--
Payment of debt issue costs	--	--	(0.5)	--
Purchase of treasury shares	--	--	--	(9.9)
Other	--	--	(0.1)	--

Net cash provided by (used in) financing activities	0.5	2.0	8.6	(16.1)

Net increase (decrease) in cash and cash equivalents	9.2	(31.9)	8.8	(45.2)
Cash and cash equivalents, beginning of period	17.5	45.6	17.9	58.9

Cash and cash equivalents, end of period	$26.7	$13.7	$26.7	$13.7

PSS WORLD MEDICAL, INC.

Unaudited Operating Highlights

(Dollars in millions)

	Three Months Ended		Nine Months Ended
	Dec. 30, 2005	Dec. 31, 2004	Dec. 30, 2005	Dec. 31, 2004
Net Sales:
Physician Business	$290.0	$243.4	$796.0	$697.5
Elder Care Business	133.8	134.4	400.7	375.0

Total net sales	$423.8	$377.8	$1,196.7	$1,072.5

Income from Operations:
Physician Business	$20.1	$17.2	$51.9	$43.3
Elder Care Business	4.6	5.8	12.4	16.2
Corporate Shared Services	(4.1)	(7.7)	(12.6)	(16.5)

Total income from operations	$20.6	$15.3	$51.7	$43.0

EBITDA (a)	$26.4	$20.6	$69.2	$57.6

Income from operations, as a % of net sales	4.9%	4.0%	4.3%	4.0%

Consolidated Return on Committed Capital ("ROCC") (b)	27.9%	24.1%	24.5%	22.7%

Billing Days	62 days	61 days	189 days	188 days

Net Sales Per Billing Day (in thousands):
Physician Business	$4,677.6	$3,990.8	$4,211.5	$3,710.2
Elder Care Business	2,157.6	2,203.3	2,120.4	1,994.4

Total Net Sales Per Billing Day	$6,835.2	$6,194.1	$6,331.9	$5,704.6

Net Sales Per Billing Day Growth Rate:
Physician Business	17.2%		13.5%
Elder Care Business	(2.1)%		6.3%
Total Net Sales Per Billing Day Growth Rate	10.4%		11.0%

	Annualized
	Dec. 30, 2005	Dec. 31, 2004

DSO (c):
Physician Business	41.1	43.1
Elder Care Business	60.4	59.5
DOH (d):
Physician Business	46.8	46.4
Elder Care Business	40.9	33.7
DIP (e):
Physician Business	43.1	43.7
Elder Care Business	26.3	25.3
Cash Conversion Days (f):
Physician Business	44.8	45.8
Elder Care Business	75.0	67.9

	As of
	Dec. 30, 2005	April 1, 2005

Operational working capital (g)	$233.5	$241.8

Net Debt:
Total debt	$176.8	$175.0
Less: Cash and cash equivalents	(26.7)	(17.9)

Net debt	$150.1	$157.1

PSS WORLD MEDICAL, INC.

Unaudited EBITDA Calculation

(Dollars in millions)

	Three Months Ended		Nine Months Ended
	Dec. 30, 2005	Dec. 31, 2004	Dec. 30, 2005	Dec. 31, 2004
Income from continuing operations	$12.4	$14.4	$31.3	$29.1

Plus: Interest expense	1.6	1.7	4.4	5.5
Less: Interest and investment income	(0.1)	--	(0.3)	(0.2)
Plus: Provision (benefit) for income taxes	7.1	(0.5)	18.9	9.6
Plus: Depreciation	3.7	3.7	10.5	10.6
Plus: Amortization of intangible assets	1.7	1.3	4.4	3.0

EBITDA	$26.4	$20.6	$69.2	$57.6

Reconciliation of EBITDA to Cash
Provided by (Used in) Operating Activities:

EBITDA	$26.4	$20.6	$69.2	$57.6

Operating Asset & Liability Changes:
Accounts receivable, net	4.6	(5.5)	6.1	(17.5)
Inventories	(28.3)	(30.8)	(26.7)	(44.3)
Prepaid expenses and other current	(3.8)	(4.1)	(4.4)	(5.4)
Other assets	(6.2)	(3.9)	(13.4)	(7.7)
Accounts payable	20.0	16.1	25.4	30.6
Accrued expenses and other liabilities	2.4	(2.1)	(3.4)	1.2
Noncash Expenses included in EBITDA:
Amortization of debt issuance costs	0.4	0.4	1.1	1.5
Provision for doubtful accounts	1.2	1.6	5.0	4.6
Provision for deferred income taxes	7.1	5.1	18.9	15.3
Provision for deferred compensation	0.1	0.2	0.8	0.7
Noncash compensation expense	0.6	0.2	1.2	0.4
Loss on sale of property and equipment	0.1	0.1	0.3	0.2
Provision for notes receivable	--	--	(3.2)	--
Other	(0.2)	--	(2.4)	--
Cash Expenses Excluded from EBITDA:
Interest expense	(1.6)	(1.7)	(4.4)	(5.5)
Interest and investment income	0.1	--	0.3	0.2
(Provision) benefit for income taxes	(7.1)	0.5	(18.9)	(9.6)

Net Cash Provided by (Used in) Operating Activities	$15.8	$(3.3)	$51.5	$22.3

PSS WORLD MEDICAL, INC.

Unaudited Consolidated Return on Committed Capital

(Dollars in millions)

	Three Months Ended
	Dec. 30, 2005	Dec. 31, 2004
Annualized Return	$90.8	$67.6
Average Committed Capital (h)	325.7	280.2
ROCC (b)	27.9%	24.1%

Return:
Income from continuing operations	$12.4	$14.4
Provision (benefit) for income taxes	7.1	(0.5)
Interest expense	1.6	1.7
Amortization of intangible assets	1.7	1.3
Interest and investment income	(0.1)	--

	$22.7	$16.9

	As of
	Dec. 30, 2005	Sept. 30, 2005	Dec. 31, 2004	Oct. 1, 2004
Average committed capital:
Total assets	$722.3	$689.0	$641.3	$598.3
Less assets excluded:
Cash	(26.7)	(17.5)	(13.7)	(45.6)
Goodwill and intangibles, net	(140.9)	(137.8)	(101.9)	(84.4)
Deferred tax asset from sale of Imaging Business	(0.9)	(6.2)	(26.7)	(26.9)

Total liabilities	(401.5)	(384.1)	(377.2)	(353.2)
Plus liabilities excluded:
Total debt	176.8	178.9	175.0	175.0
Accrued loss on disposal of discontinued operations	--	--	--	0.4

	$329.1	$322.3	$296.8	$263.6

Average committed capital (h)	$325.7		$280.2

PSS WORLD MEDICAL, INC.

Unaudited Consolidated Return on Committed Capital

(Dollars in millions)

	Nine Months Ended
	Dec. 30, 2005	Dec. 31, 2004
Annualized Return	$78.3	$62.7
Average Committed Capital (h)	319.9	276.5
ROCC (b)	24.5%	22.7%

Return:
Income from continuing operations	$31.3	$29.1
Provision for income taxes	18.9	9.6
Interest expense	4.4	5.5
Amortization of intangible assets	4.4	3.0
Interest and investment income	(0.3)	(0.2)

	$58.7	$47.0

	As of
	Dec. 30, 2005	April 1, 2005	Dec. 31, 2004	April 2, 2004
Average committed capital:
Total assets	$722.3	$646.3	$641.3	$586.8
Less assets excluded:
Cash	(26.7)	(17.9)	(13.7)	(58.9)
Goodwill and intangibles, net	(140.9)	(107.5)	(101.9)	(81.2)
Deferred tax asset from sale of Imaging Business	(0.9)	(15.8)	(26.7)	(30.5)

Total liabilities	(401.5)	(369.5)	(377.2)	(347.6)
Plus liabilities excluded:
Total debt	176.8	175.0	175.0	185.0
Accrued loss on disposal of discontinued operations	--	--	--	2.5

	$329.1	$310.6	$296.8	$256.1

Average committed capital (h)	$319.9		$276.5

-END-

PSS WORLD MEDICAL, INC.

Footnotes

(a)	EBITDA represents income from continuing operations plus provision for income taxes, interest expense, depreciation, and amortization of intangible assets, less interest and investment income. Management reviews EBITDA when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes EBITDA is an important measure of liquidity.

(b)	ROCC equals return divided by average committed capital. Return is annualized for quarterly calculations. Management reviews ROCC when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes ROCC is an important measure of profitability and return.

(c)	DSO is average accounts receivable divided by average daily net sales. Average accounts receivable is the sum of accounts receivable, net of the allowance for doubtful accounts, at the beginning and end of the most recent four quarters divided by five. Average daily net sales are net sales for the most recent four quarters divided by 360.

(d)	DOH is average inventory divided by average daily cost of goods sold (“COGS”). Average inventory is the sum of inventory at the beginning and end of the most recent four quarters divided by five. Average daily COGS is quarterly COGS for the most recent four quarters divided by 360.

(e)	DIP is average accounts payable divided by average daily COGS. Average accounts payable is the sum of accounts payable at the beginning and end of the most recent four quarters divided by five.

(f)	Cash Conversion Days is the sum of DSO and DOH less DIP.

(g)	Operational working capital equals accounts receivable plus inventory minus accounts payable.

(h)	Average committed capital equals the sum of the committed capital of the most recent two quarters, divided by two.